UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 9, 2023

ONCOTELIC THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21990	13-3679168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29397 Agoura Road, Suite 107

Agoura Hills, CA 91301

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code

(650) 635-7000

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading Symbols	Name of each exchange on which registered
N/A	OTLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On March 9, 2023, Oncotelic Therapeutics, Inc. (the “Company”), peer review publication appeared online: Uckun, F.M.; Qazi, S.; Trieu,V. High Intra-Tumor Transforming Growth Factor Beta 2 Level as a Predictor of Poor Treatment Outcomes in Pediatric Diffuse Intrinsic Pontine Glioma. Cancers 2023, 15, 1676. https://doi.org/10.3390/cancers15061676.

Key conclusions:

●	High Intra-Tumor TGF-β2 Predicts Poor Survival in Pediatric Cancer of the Brainstem
●	The TGFβ1 and TGFβ3 isoforms are predictive
●	Validation of TGFβ2 as therapeutic target

Pediatric cancer of the brainstem, including DIPGs, is one of the most aggressive and deadliest childhood brain tumors. In spite of numerous clinical trials of chemotherapeutic agents, immune-oncology drugs, and specific targeted therapies aimed at improving the survival outcome of these patients, little progress has been achieved and the prognosis remains dismal, with a median survival time of approximately 10 months and a two-year survival rate of less than 10 percent.

The purpose of the present study was to evaluate the clinical significance of amplified expression levels of transforming growth factor beta 2 (TGFβ2) in the tumor tissue specimens from these patients. Our findings provide the first evidence that high level TGFβ2 expression is associated with a poor treatment outcome. The reported results also support the notion that further evaluation of the clinical potential of new strategies targeting TGFβ2 in pediatric cancer of the brainstem is warranted.

“OT-101 is the only TGFβ2 inhibitor that is in late clinical development. As TGFβ1 and TGFβ3 are not prognostic, we believe that previous clinical failures, including bintrafusp alfa, could be rectified by targeting TGFβ2 instead” stated Dr. Vuong Trieu, CEO and Chairman of Oncotelic.

A clinical study protocol looking at treatment of pediatric cancer of brainstem with OT-101 has been accepted onto the National Institute for Health and Care Research (“NIHR”) portfolio. NIHR is the British government’s major funder of clinical, public health, social care and translational research.

Disclaimer.

The information in this Current Report on Form 8-K, including the information set forth in Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall Exhibit 99.1 filed herewith be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Forward-Looking Statements.

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements with respect to the Company’s plans, objectives, expectations and intentions; and (ii) other statements identified by words such as “may”, “could”, “would”, should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans” or similar expressions. Forward-looking statements in this document include, without limitation, statements regarding the Company’s expectations regarding the expectation and timing of AL-101’s approval through its proposed 505(b)(2) applications, whether the Company will complete development of AL-101, and the anticipated use of proceeds therefrom. These statements are based upon the current beliefs and expectations of the Company’s management and may be subject to significant risks and uncertainties; and that no assurances can be given that such expectations shall be fulfilled.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description	Incorporation by reference

99.1	Press release	Filed herewith
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oncotelic Therapeutics, Inc.

Date: Mar 13th , 2023	By:	/s/ Vuong Trieu
Vuong Trieu
Chief Executive Officer

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